SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 19, 2005

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. Other Events.

      Alliance Data Systems Corporation, a leading provider of transaction services, credit services and marketing services, today announced that Hilton HHonors Worldwide has signed a five-year extension with Epsilon Data Management, Inc., a leading provider of integrated direct marketing solutions that combine value-added marketing, transaction, technology and analytical services. Hilton HHonors Worlwide is one of Alliance’s top 15 clients.

      Under terms of the agreement, Epsilon will continue to provide integrated relationship management services, including database hosting and development, for the Hilton HHonors® Guest Rewards Program, which currently has more than 10 million members worldwide. Additionally, Epsilon now provides HHonors program services for hotel properties that were recently acquired by Hilton, including Doubletree, Embassy Suites, Hampton Inn and Suites, and Homewood Suites. The HHonors program rewards guests bonus points and airline miles based on stays at participating Hilton properties worldwide. Members can redeem points and miles for vacations, transportation (air, rail and car rentals), entertainment and merchandise.

      Since 1997, Epsilon has provided database development and hosting for the HHonors program, and developed and hosts the Hilton HHonors website www.hiltonhhonors.com. Epsilon also provides analytics and data modeling services geared toward expanding and improving the relationship Hilton has with its HHonors members. Currently, Epsilon manages more than 20 types of outbound member email campaigns per month, and provides customized direct mail statementing to millions of active members each quarter. Additionally, Epsilon developed and manages the program’s integrated voice response (IVR) program, along with several user interface applications utilized by Hilton’s 13 call centers worldwide, which enables call center representatives to provide more efficient and higher quality customer service to HHonors members.

      Epsilon is a leading relationship marketing company that helps clients create measurable business results through integrated marketing services. Epsilon is committed to maximizing the value, growth and loyalty of clients’ customer and prospect portfolios through core services including data analysis, multi-channel direct communications and database marketing. Epsilon’s services enable clients to build enduring customer relationships by identifying marketing opportunities and creating actionable customer insight. Founded in 1969, Epsilon maintains offices in Boston, Dallas, St. Louis and Washington, D.C. For more information, see www.epsilon.com. Epsilon was acquired by Alliance Data Systems Corporation in 2004.

Alliance Data Systems Corporation’s Safe Harbor Statement/Forward Looking Statements

This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: May 19, 2005	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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